                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 31, 1999


                                   MECON, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                      0-27048              94-2702-762
 ------------------------------   ----------------------  ----------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
        Incorporation)                                    Identification Number)


            200 Porter Drive, Suite 100, San Ramon, California 94583
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (925) 838-1700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                 ----------------------------------------------
          (former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On March 31, 1999, MECON, Inc. (the "Company") acquired the assets related to the Implementation Consulting Group ("ICG") of HCIA Inc. ("HCIA") for $7.5 million in cash (the "Acquisition"). The Acquisition was accomplished pursuant to an Asset Purchase Agreement dated as of March 31, 1999 between the Company and HCIA (the "Agreement"). A copy of the Agreement has been included in the Company's Form 8K filed April 15, 1999 and is incorporated by reference herein. The Company paid the purchase price for the Acquisition with existing cash balances. There are no material relationships between the Company or any of its affiliates and HCIA.

          ICG is a leading provider of benchmarking-based consulting services for clinical service lines.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
HCIA Inc.:


We have audited the accompanying balance sheet of the Implementation Unit of HCIA Inc. (the Unit) as of December 31, 1998 and the related statements of operations, changes in net equity of parent company and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Unit's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 1, most of the assets and liabilities of the Unit were transferred to Mecon, Inc. under terms of an asset purchase agreement on March 31, 1999.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Unit as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                               KPMG LLP

Baltimore, Maryland
May 28, 1999

                        IMPLEMENTATION UNIT OF HCIA INC.

                                  Balance Sheet

                                December 31, 1998

                                     ASSETS

Current assets:
    Cash and cash equivalents                                                                $       --

    Trade accounts receivable, net of allowance for doubtful accounts of $1,251,616           1,713,216
    Prepaid expenses and other current assets                                                   144,101
                                                                                             ----------

                      Total current assets                                                    1,857,317

Furniture and equipment, net (note 2)                                                           536,158
                                                                                             ----------

                      Total assets                                                           $2,393,475
                                                                                             ----------
                                                                                             ----------

                  LIABILITIES AND NET EQUITY OF PARENT COMPANY

Current liabilities:
    Accounts payable                                                                         $   53,724
    Accrued salaries, benefits and other liabilities (note 4)                                 1,591,165
    Deferred revenue                                                                            237,420
                                                                                             ----------

                      Total current liabilities                                               1,882,309

Commitments and contingencies (note 8)

Net equity of Parent Company                                                                    511,166
                                                                                             ----------

                      Total liabilities and net equity of Parent Company                     $2,393,475
                                                                                             ----------
                                                                                             ----------

See accompanying notes to financial statements.

                        IMPLEMENTATION UNIT OF HCIA INC.

                            Statements of Operations

                     Years ended December 31, 1998 and 1997

                                                                        1998                   1997
                                                                    -----------             ----------
Revenue                                                            $  8,803,216             16,059,924

Salaries, wages and benefits                                          6,834,323             10,128,981
Other operating expenses                                              3,677,034              4,163,106
Depreciation                                                            515,811                562,213
Amortization                                                            630,534              4,671,257
Impairment losses on intangible assets (note 3)                      25,474,195             37,649,727
Restructuring charges (note 3)                                        2,939,762              3,108,219
                                                                    -----------             ----------

                     Loss before benefit for income taxes           (31,268,443)           (44,223,579)

Benefit for income taxes (note 7)                                    (9,380,533)            (6,853,119)
                                                                    -----------             ----------

                     Net loss                                      $(21,887,910)           (37,370,460)
                                                                    -----------             ----------
                                                                    -----------             ----------

See accompanying notes to financial statements.

                        IMPLEMENTATION UNIT OF HCIA INC.

              Statement of Changes in Net Equity of Parent Company

                                December 31, 1998

Balance at December 31, 1996                 $ 71,293,655

    Net loss                                  (37,370,460)
    Net activity with parent                   (4,763,868)
                                              -----------
Balance at December 31, 1997                   29,159,327

    Net loss                                  (21,887,910)
    Net activity with parent                   (6,760,251)
                                              -----------
Balance at December 31, 1998                 $    511,166
                                              -----------
                                              -----------

See accompanying notes to financial statements.

                        IMPLEMENTATION UNIT OF HCIA INC.

                             Statement of Cash Flows

                     Years ended December 31, 1998 and 1997

                                                                                  1998                   1997
                                                                              -----------            -----------
Cash flows from operating activities:
    Net loss                                                                 $(21,887,910)           (37,370,460)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
               Impairment loss on intangible assets                            25,474,195             37,649,727
               Restructuring charge                                             2,939,762              3,108,219
               Depreciation and amortization                                    1,146,345              5,233,470
               Changes in operating assets and liabilities:
                  Trade accounts receivable                                       805,525               (899,570)
                  Prepaid expenses and other current assets                        73,669                224,487
                  Accounts payable                                                (26,262)                13,252
                  Accrued salaries, benefits, and other liabilities              (474,494)              (521,517)
                  Deferred revenue                                               (131,283)                35,787
                                                                              -----------            -----------

                  Net cash provided by operating activities                     7,919,547              7,473,395
                                                                              -----------            -----------
Cash flows from investing activities:
    Purchases of furniture and equipment                                          (23,210)               (43,683)
    Other intangible assets purchased or capitalized                              (92,026)              (968,832)
    Computer software purchased or capitalized                                 (1,044,060)            (1,697,012)
                                                                              -----------            -----------

                  Net cash used in investing activities                        (1,159,296)            (2,709,527)
                                                                              -----------            -----------
Cash flows from financing activities:
    Net capital distributions to parent company                                (6,760,251)            (4,763,868)
                                                                              -----------            -----------

                  Net cash used in financing activities                        (6,760,251)            (4,763,868)
                                                                              -----------            -----------
                  Change in cash and cash equivalents                                  --                     --

Cash and cash equivalents--beginning of year                                           --                     --
                                                                              -----------            -----------
Cash and cash equivalents--end of year                                       $         --                     --
                                                                              -----------            -----------
                                                                              -----------            -----------
Supplemental cash flow information:
    Cash paid for interest                                                             --                     --
    Cash paid for income taxes                                               $         --                     --
                                                                              -----------            -----------
                                                                              -----------            -----------

See accompanying notes to financial statements.

                        IMPLEMENTATION UNIT OF HCIA INC.
                          Notes to Financial Statements
                                December 31, 1998


(1)   BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)  DESCRIPTION OF BUSINESS

           The Implementation Unit of HCIA Inc. (the "Unit") develops and markets information products that analyze and benchmark detailed clinical and productivity outcomes. On August 9, 1996, HCIA Inc. ("HCIA" or "Parent") acquired all of the capital stock of LBA Holdings, Inc. (formerly HealthVision, Inc.) and its operating subsidiary LBA Health Care Management, Inc. ("LBA"). The purchase price including acquisition expenses was $128,829,000, of which $100,114,000 was paid in cash and $28,715,000 was paid through the delivery of 492,961 shares of HCIA's common stock. HCIA formed its Implementation Unit in 1997 which consisted primarily of the operations and net assets from the LBA acquisition. In the fourth quarter of 1998, HCIA adopted a formal plan to dispose of the operations and net assets of the Implementation Unit. On March 31, 1999, HCIA entered into an asset purchase agreement with Mecon, Inc. The purchase price of $7,500,000 was exchanged for most of the assets and assumption of most of the liabilities of the Unit.

      (b)  CASH AND CASH EQUIVALENTS

           Under a cash management facility provided by HCIA, the Unit's operating cash balances are generally transferred to a centralized account and applied to satisfy operating and other expenses.

      (c)  FURNITURE AND EQUIPMENT

           Furniture and equipment are stated at cost. Included in furniture and equipment are computer hardware, furniture and fixtures and leasehold improvements. These costs are being depreciated on the straight-line method over their estimated useful lives of three to five years.

      (d)  INTANGIBLE ASSETS AND COMPUTER SOFTWARE COSTS

           The Unit evaluates, on a quarterly basis, the recoverability of intangible assets and capitalized software costs on the basis of whether such costs are fully recoverable from projected undiscounted cash flows of individual system and product lines. In connection with the evaluations performed as of September 30, 1997 and March 31, 1998, the Unit recorded charges to reduce the carrying value of its intangible assets and software (note 3). The accounting policies described below are presented since they were in effect during the years ended December 31, 1997 and 1998, even though there were no remaining intangible assets recorded as of December 31, 1998.

           Computer software costs include the cost of internally developed software and the fair market value assigned to computer software obtained in purchase transactions. Costs for internally developed software are capitalized in accordance with Statement of Financial Accountings Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. These costs relate primarily to the building of production systems and extending existing applications to new markets or platforms using existing technologies and programming methods. The Unit capitalizes only those costs incurred after a detailed program design or, in the absence of such, a working prototype has been developed. The Unit generally develops its applications in connection with customer contracts and includes the related costs as a component of operating expenses in the period incurred. The Unit capitalized or purchased a total of $1,044,060 and $1,697,012 of computer software costs in 1998 and 1997, respectively.

           Capitalized costs are amortized, beginning with market availability, over the economic useful life of the product. Typically, this life is five years. The annual amortization expense is the greater of the amount computed using (a) the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported. Amortization expense for computer software was $20,391 and $219,382 during 1998 and 1997, respectively.

           Databases consist of the fair market value of various acquired databases, the cost of acquiring data and internal development costs (direct labor and related overhead) incurred in standardizing data for use in internally developed databases. These assets are being amortized on a straight-line basis over their estimated useful lives of five years.

           Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Goodwill is being amortized on a straight-line basis over 20 years. Such amortization periods are estimated based on the nature of the products and markets of the acquired companies and the historical rates of changes in these products and market areas.

           Customer bases, current technology and assembled workforces were obtained through various acquisitions. The values and lives of these assets were determined by an independent appraiser based on factors such as going concern value, employee turnover and historical customer retention rates.

      (e)  REVENUE RECOGNITION

           The Unit's primary focus is providing consulting, primarily Value Enhancement Systems, to health care providers throughout the United States. Revenue is recognized ratably over the estimated time to complete a contract which is six to twelve months in duration. This method of accounting has resulted in unbilled accounts receivable of approximately $500,000 and deferred revenue of approximately $237,000 at December 31, 1998.

           The Parent has occasionally packaged services of the Unit in contracts which it executes with customers. The portion of the related contract revenue which is allocated to the Unit is allocated by the relative values of the discrete contract elements. The Unit then recognizes the allocated revenue in accordance with the policy described in the preceding paragraph.

      (f)  INCOME TAXES

           The Unit and the Parent account for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). The Unit was not a separate taxable entity during the year ended December 31, 1998 and 1997, however, under SFAS 109 the current and deferred tax expense has been allocated.

           The Parent uses the asset and liability method required by SFAS No. 109, ACCOUNTING FOR INCOME TAXES, to account for deferred income taxes. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards based on enacted rates expected to be in effect when such amounts are realized or settled. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date. The deferred tax assets and liabilities of the Unit are not recorded on the accompanying balance sheet and were not transferred to Mecon, Inc. on March 31, 1999 in connection with the asset purchase agreement described in 1(a).

      (g)  USE OF ESTIMATES

           Management of the Unit has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)   FURNITURE AND EQUIPMENT

      Furniture and equipment consist of the following at December 31, 1998:

      Computer equipment                                   $  625,145
      Office furniture and equipment                           81,000
      Other                                                   111,370
                                                            ---------
                                                              817,515
      Less accumulated depreciation                          (281,357)
                                                            ---------
                                                           $  536,158
                                                            ---------
                                                            ---------

(3)   IMPAIRMENT LOSSES ON INTANGIBLE ASSETS AND RESTRUCTURING CHARGES

      Periodically the Unit evaluates the carrying values of its intangible assets relative to the net present value of expected future cash flows of the underlying business with which they are associated. At September 30, 1997, and March 31, 1998, such evaluations indicated that the carrying value of certain of the Unit's intangible assets were not fully realizable. Accordingly, the Unit recorded impairment losses on intangible assets as follows:

                                              SEPTEMBER 30, 1997

                                                     PRE-CHARGE                          POST-CHARGE
                                                      NET BOOK            WRITE            NET BOOK
                                                       VALUE               DOWN             VALUE
                                                    -------------     -------------     -------------
Customer base                                      $  4,739,318         2,727,877         2,011,441
Work force in place                                   3,802,118         1,872,469         1,929,649
Current technology                                   10,549,150         7,835,607         2,713,543
Software                                              2,319,003           827,978         1,491,025
Goodwill                                             41,875,759        24,385,796        17,489,963
                                                    -------------     -------------     -------------
                 Totals                            $ 63,285,348        37,649,727        25,635,621
                                                    -------------     -------------     -------------
                                                    -------------     -------------     -------------


                                              MARCH 31, 1998

                                                     PRE-CHARGE                         POST-CHARGE
                                                      NET BOOK            WRITE           NET BOOK
                                                       VALUE              DOWN             VALUE
                                                    -------------     -------------    -------------
Customer base                                      $  1,812,146         1,812,146              --
Work force in place                                   1,792,761         1,792,761              --
Current technology                                    2,444,038         2,444,038              --
Software                                              2,395,410         2,395,410              --
Goodwill                                             17,029,840        17,029,840              --
                                                    -------------     -------------    -------------
                 Totals                            $ 25,474,195        25,474,195              --
                                                    -------------     -------------    -------------
                                                    -------------     -------------    -------------


      Amortization expense for the intangible assets for the years ended December 31, 1998 and 1997 was $630,534 and $4,671,257, respectively.

      The Unit also implemented restructurings of its operations in the third quarter of 1997 and fourth quarter of 1998. The restructuring charges of $3,108,219 and $2,939,762, respectively, represent the costs of employee severance, facilities reduction and customer allowances.


(4)   ACCRUED SALARIES, BENEFITS AND OTHER LIABILITIES

      Accrued salaries, benefits and other liabilities consist of the following at December 31, 1998:

Restructuring accruals                               $ 1,044,180
Accrued salaries                                         244,714
Accrued benefits                                         135,705
Accrued vacations                                        119,788
Other                                                     46,778
                                                      -------------
                                                     $ 1,591,165
                                                      -------------
                                                      -------------


      The remaining restructuring accruals as of December 31, 1998 relate to costs of facilities reduction of $378,871, severance and related benefits of $480,690 and customer allowances of $184,619.


(5)   SAVINGS INCENTIVE PLAN

      The Unit's employees participate in the HCIA Inc. Savings Incentive Plan, a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code. All employees of the Unit who have completed one year of service are eligible to participate in the Plan. Subject to certain limitations on individual contributions and allocations and company deductions, the Plan allows participants to defer up to 15% of their pay on a pre-tax basis and up to 7% of their pay on an after-tax basis. The Unit also makes matching contributions equal to 50% of the amount a participant defers up to 6% of the participant's pay. The Plan also provides for discretionary contributions by the Unit. All participants are fully vested in all of their accounts in the Plan. The Unit's contributions to the Plan during 1998 and 1997 were $122,248 and $123,653, respectively. The Unit also had a qualified 401(k) savings plan that was frozen as of the acquisition of LBA in August 1996. This 401(k) plan was terminated in September 1998 and all assets were disbursed.

(6)   LEASES

      The Unit leases office space and certain equipment under operating leases. Rent expense for these leases was, $170,554, and $286,013 during 1998 and 1997, respectively. The minimum rental commitments under noncancelable operating leases as of December 31, are as follows:

    YEAR ENDING
    DECEMBER 31:
   -------------

1999                                                       $     601,469
2000                                                             434,902
2001                                                             242,260
                                                            -------------
               Gross minimum payments required             $   1,278,631
                                                            -------------
                                                            -------------

      In conjunction with the sale of the Unit to Mecon, Inc., on March 31, 1999, as described in note 1, the Unit entered into a sub-lease agreement with HCIA to lease office space through August 2001. From March 31, 1999 to August 1, 2001, the payments will be $31,804 per month.

(7)   INCOME TAXES

      The income tax benefit relating to the Unit consists of the following:

                                                                        1998              1997
                                                                   -------------      -------------
Federal and state:
    Current                                                       $         --                 --
    Deferred                                                        (9,380,533)        (6,853,119)
                                                                   -------------      -------------
               Total income tax benefit                           $ (9,380,533)        (6,853,119)
                                                                   -------------      -------------
                                                                   -------------      -------------

                                      12

      The tax provisions in the accompanying financial statements differ from prevailing federal corporate rates. A reconciliation of this difference is as follows:

                                                       1998                                   1997
                                               ------------------------------         ------------------------------
                                                  AMOUNT                 %               AMOUNT                %
                                               -------------    -------------         -------------    -------------
Computed expected tax benefit
    at statutory rate                         $(10,631,270)           (34.0)%        $(15,036,016)           (34.0)%
Goodwill amortization and impairment
    losses of intangible assets                  3,034,605              9.7            10,339,379             23.4
State tax, net of federal benefit               (1,876,107)            (6.0)           (2,653,414)            (6.0)
Other, net                                          92,239             --                 496,932              1.1
                                               -------------    -------------         -------------     -------------
      Benefit for income taxes                $ (9,380,533)           (30.0)%        $ (6,853,119)           (15.5)%
                                               -------------    -------------         -------------     -------------
                                               -------------    -------------         -------------     -------------

(8)   COMMITMENTS AND CONTINGENCIES

      The Unit's Value Enhancement contracts contain clauses that guarantee that each customer will have identified cost savings. In the event such cost savings are not identified, the Unit would need to refund fees related to such guarantees. The Unit did not incur such refunds in 1998 and 1997 under these clauses and believes no accrual is required as of December 31, 1998.

      In connection with the acquisition of the Unit by Mecon, Inc. on March 31, 1999 (note 1), the Parent entered into an agreement with Mecon to have the Unit perform up to $1.0 million of implementation services on behalf of the Parent related to an existing contract.

(9)   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount of cash and cash equivalents, trade accounts receivable, other current assets, accounts payable and accrued expenses approximates fair value because of the short-term maturity of these instruments.

(b)  PRO FORMA FINANCIAL INFORMATION.



                 MECON, INC. AND IMPLEMENTATION CONSULTING GROUP
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 1999, MECON, Inc. (the "Company") completed the acquisition of certain assets and liabilities of the Implementation Consulting Group ("ICG") of HCIA Inc. ("HCIA") for $7.5 million in cash (the "Acquisition"). The Acquisition was accomplished pursuant to an Asset Purchase Agreement dated as of March 31, 1999 between the Company and HCIA (the "Agreement"). The cost of the acquisition was approximately $8.8 million, including acquisition costs. The acquisition is being accounted for using the purchase method of accounting. The Company paid the purchase price for the Acquisition with existing cash balances. There are no material relationships between the Company and HCIA.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet ("Pro Forma Balance Sheet") as of December 31, 1998, gives effect to the acquisition of ICG as if it had occurred on December 31, 1998. The Pro Forma Balance Sheet is based on historical results of Mecon and ICG as of December 31, 1998.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations ("Pro Forma Statements of Operations") for the year ended March 31, 1998 and the nine months ended December 31, 1998 give effect to the acquisition of ICG as if it had occurred on April 1, 1997. The Pro Forma Statements of Operations are based on historical results of operations of Mecon for the year ended March 31, 1998 and the nine months ended December 31, 1998 and ICG for the year ended December 31, 1997 and the nine months ended December 31, 1998.

The Pro Forma Balance Sheet and the Pro Forma Statements of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Mecon and ICG. The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on April 1, 1997, nor is it necessarily indicative of results that may occur in the future.

                 MECON, INC. AND IMPLEMENTATION CONSULTING GROUP

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                December 31, 1998
                                 (In Thousands)


                                                                                                   PRO FORMA           PRO FORMA
  ASSETS                                                        MECON, INC.         ICG           ADJUSTMENTS           COMBINED
                                                            -------------     -------------      -------------        -------------
Current assets:
    Cash and securities                                      $ 12,307                 --             (7,500)  (A)           4,807
    Securities available-for-sale, at market                    5,736                 --                 --                 5,736
    Accounts receivable, net                                    3,595              1,713               (698)  (B)           4,610
    Other receivables                                             321                 --                 --                   321
    Other current assets                                          586                144               (116)  (C)             614
                                                            -------------     -------------      -------------        -------------
                         Total current assets                  22,545              1,857             (8,314)               16,088

Property and equipment, net                                     1,856                536               (329)  (D)           2,063
Software development costs, net                                 2,320                 --                 --                 2,320
Goodwill, net                                                      --                 --              8,577   (E)           8,577
Other assets                                                        9                 --                 --                     9
                                                            -------------     -------------      -------------        -------------
                                                             $ 26,730              2,393                (66)               29,057
                                                            -------------     -------------      -------------        -------------
                                                            -------------     -------------      -------------        -------------

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and other accrued liabilities           $  2,767              1,645               (345)  (F)           4,067
    Deferred revenue                                            1,946                237                790   (G)           2,973
                                                            -------------     -------------      -------------        -------------
                         Total current liabilities              4,713              1,882                445                 7,040
                                                            -------------     -------------      -------------        -------------

Stockholders' equity:
    Preferred stock                                                --                 --                 --                    --
    Common stock                                                    6                 --                 --                     6
    Additional paid-in capital                                 25,899                 --                 --                25,899
    Accumulated deficit                                        (3,888)               511               (511)(H)            (3,888)
                                                            -------------      -------------      -------------        -------------
                         Total stockholders' equity            22,017                511               (511)               22,017
                                                            -------------      -------------      -------------        -------------
                                                             $ 26,730              2,393                (66)               29,057
                                                            -------------      -------------      -------------        -------------
                                                            -------------      -------------      -------------        -------------

                 MECON, INC. AND IMPLEMENTATION CONSULTING GROUP

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                       Twelve Months Ended March 31, 1998
                      (In Thousands, Except Per Share Data)



                                                                                                   PRO FORMA           PRO FORMA
                                                            MECON, INC.           ICG (1)         ADJUSTMENTS           COMBINED
                                                          ---------------    ---------------    ---------------     ---------------
Revenue:
      Subscription and software                           $        11,550                 --                 --              11,550
      Consulting Services                                           3,523             16,060                 --              19,583
                                                          ---------------    ---------------    ---------------     ---------------
                      Net revenue                                  15,073             16,060                 --              31,133
Cost of revenue                                                     5,495              9,576                 --              15,071
                                                          ---------------    ---------------    ---------------     ---------------
                      Gross profit                                  9,578              6,484                 --              16,062
Operating costs:
      Research and development                                      2,603              1,602                 --               4,205
      Sales and marketing                                           2,658              3,506                 --               6,164
      General and administrative                                    3,150              4,841                618(K)            8,609
      Other special charges                                           749                 --                 --                 749
      Impairment and restructuring charges                             --             40,758                 --(J)           40,758
                                                          ---------------    ---------------    ---------------     ---------------
                      Total operating costs                         9,160             50,707                618              60,485
                                                          ---------------    ---------------    ---------------     ---------------
Operating income (loss)                                               418            (44,223)              (618)            (44,423)
                                                          ---------------    ---------------    ---------------     ---------------
Interest and other income, net                                        735                 --                 --                 735
                                                          ---------------    ---------------    ---------------     ---------------
                      Income (loss) before
                          provision for income taxes                1,153            (44,223)              (618)            (43,688)
                                                          ---------------    ---------------    ---------------     ---------------
Provision for income tax expense (benefit)                             92             (6,853)               (49)(I)          (6,810)
                                                          ---------------    ---------------    ---------------     ---------------
                      Net income (loss)                   $         1,061            (37,370)              (569)            (36,878)
                                                          ---------------    ---------------    ---------------     ---------------
                                                          ---------------    ---------------    ---------------     ---------------
Basic earnings (loss) per share                           $          0.17                                                     (6.06)
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Weighted average common stock outstanding                           6,086                                                     6,086
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Diluted earnings per share                                $          0.17                                                     (6.06)
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Weighted average common and dilutive
      potential common stock outstanding                            6,368                                                     6,086
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------


(1) The statement of operations of ICG represents ICG's 12-month period ended December 31, 1997 which ended within 93 days of March 31, 1998.

                 MECON, INC. AND IMPLEMENTATION CONSULTING GROUP

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                       Nine Months Ended December 31, 1998
                      (In Thousands, Except Per Share Data)



                                                                                                   PRO FORMA           PRO FORMA
                                                            MECON, INC.           ICG (2)         ADJUSTMENTS           COMBINED
                                                          ---------------    ---------------    ---------------     ---------------
Revenue:
     Subscription and software                            $         9,782                 --                 --               9,782
     Consulting Services                                            2,734              6,186                 --               8,920
                                                          ---------------    ---------------    ---------------     ---------------
                   Net revenue                                     12,516              6,186                 --              18,702

Cost of revenue                                                     4,106              3,824                 --               7,930
                                                          ---------------    ---------------    ---------------     ---------------
                   Gross profit                                     8,410              2,362                 --              10,772
                                                          ---------------    ---------------    ---------------     ---------------
Operating costs:
     Research and development                                       2,150                679                 --               2,829
     Sales and marketing                                            2,213              1,378                 --               3,591
     General and administrative                                     1,876              2,343                464(K)            4,683
     Impairment and restructuring charges                              --              2,660                 --(J)            2,660
                                                          ---------------    ---------------    ---------------     ---------------
                   Total operating costs                            6,239              7,060                464              13,763
                                                          ---------------    ---------------    ---------------     ---------------
Operating income (loss)                                             2,171             (4,698)              (464)             (2,991)

Interest and other income, net                                        668                 --                 --                 668
                                                          ---------------    ---------------    ---------------     ---------------
                   Income (loss) before
                       provision for income taxes                   2,839             (4,698)              (464)             (2,323)

Provision for income tax expense (benefit)                            711             (2,007)              (116)(I)          (1,412)
                                                          ---------------    ---------------    ---------------     ---------------
                   Net income (loss)                       $        2,128             (2,691)              (348)               (911)
                                                          ---------------    ---------------    ---------------     ---------------
                                                          ---------------    ---------------    ---------------     ---------------
Basic earnings (loss) per share                            $         0.34                                                   $ (0.15)
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Weighted average common stock outstanding                           6,235                                                     6,235
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Diluted earnings per share                                 $         0.32                                                   $ (0.15)
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------
Weighted average common and dilutive
     potential common stock outstanding                             6,632                                                     6,235
                                                          ---------------                                           ---------------
                                                          ---------------                                           ---------------


(2) The statement of operations of ICG for the 9-month period ended December 31, 1998 was derived by subtracting the 3-month period ended March 31, 1998 from the 12-month period ended December 31, 1998. ICG's net revenue, operating loss and net loss were $2,617,000, $(26,570,000) and $(19,197,000), respectively, for the three months ended March 31, 1998.

                 MECON, INC. AND IMPLEMENTATION CONSULTING GROUP

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements



NOTES:
(A)     To reflect the payment of cash for the Acquisition of ICG.
(B) To reflect $698,000 of accounts receivable, net of allowance for doubtful accounts, not acquired from ICG.
(C)     To reflect $116,000 of other current assets not acquired from ICG.
(D)     To reflect $329,000 of property and equipment not acquired from ICG.
(E) To reflect the excess of acquisition costs over the estimated fair value of net assets acquired (goodwill). The purchase price and purchase-price allocation are summarized as follows:

           Purchase price paid as:
              Cash paid                                                     $     7,500

           Allocated to:
              Accounts receivable                          $      2,535
              Allowance for doubtful accounts                    (1,520)
              Property and equipment                                207
              Other assets                                           28
              Liabilities assumed and acquisition costs
                incurred                                         (1,300)
              Deferred revenue                                   (1,027)
                                                           -------------
                      Total allocation                                           (1,077)
                                                                            ------------
                      Excess of purchase price over
                        allocation to identifiable assets
                        and liabilities (goodwill)                          $     8,577
                                                                            ------------
                                                                            ------------


(F) To reflect $345,000 of accounts payable and other accrued liabilities not acquired from ICG.
(G) To reflect the purchase price adjustment for deferred revenue resulting from in-progress contracts acquired from ICG.
(H)     To reflect the $511,000 of net equity not acquired from ICG.
(I) To reflect the income tax effect of amortization expense at the Company's effective tax rate of 8% and 25% for the twelve and nine month periods ended March 31, 1998 and December 31, 1998, respectively.
(J) Impairment and restructuring charges included in ICG's underlying historical financial statements which were incurred in the historical periods prior to the Acquisition. The Company does not expect such costs to be recurring in future periods.
(K) To reflect the amortization expense due to the amortization of goodwill on a straight-line basis over 15 years.

(c)     EXHIBITS.

        23.1  Auditors Consent

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 1999


                                    MECON, Inc.


                                    By:/s/ Vasu R. Devan
                                       -------------------------------------
                                       Vasu R. Devan
                                       President and Chief Executive Officer